As filed with the Securities and Exchange Commission on February 22, 2008 Registration No. 333-______
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
registration statement
Under
the securities act of 1933

HALLIBURTON COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1401 McKinney, Suite 2400	75-2677995
(State or other jurisdiction of	Houston, Texas 77010	(I.R.S. Employer
incorporation or organization)	(713) 759-2600	Identification No.)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

albert o. cornelison, jr.
Executive Vice President and General Counsel
Halliburton Company
1401 McKinney, Suite 2400
Houston, Texas 77010
(713) 759-2600
(Name, address, including zip code, and
telephone number, including area code,
of agent for service)

Copy to:
Darrell W. Taylor		Andrew M. Baker
Baker Botts L.L.P.		Baker Botts L.L.P.
910 Louisiana		2001 Ross Avenue
Houston, Texas 77002-4995		Dallas, Texas 75201-2980
(713) 229-1234		(214) 953-6500

___________________

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒                                                                                                                      Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐                                       Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Amount to be Registered/ Proposed Maximum Offering Price Per Unit/Proposed Maximum Offering Price/Amount of Registration Fee (1)(2)
Title of Each Class of Securities to be Registered

Debt Securities

(1)	There is being registered hereunder such indeterminate number or amount of debt securities as may from time to time be issued at indeterminate prices.
(2)
In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, Halliburton Company hereby defers payment of the registration fee required in connection with this Registration Statement. Accordingly, no filing fee is paid herewith.

Prospectus

[Logo of Halliburton Company]

Halliburton Company

Debt Securities

This prospectus describes some of the general terms that may apply to the debt securities we may issue in one or several series.  We will provide the specific terms of any debt securities to be offered in supplements to this prospectus.

We may offer and sell these debt securities to or through one or more underwriters, dealers, agents, or directly to purchasers, on a continuous or delayed basis.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is February 22, 2008

TABLE OF CONTENTS

About This Prospectus 3
Halliburton Company 4
Where You Can Find More Information 5
Forward-Looking Information 6
Use of Proceeds 7
Description of the Debt Securities 8
Plan of Distribution 16
Legal Matters 17
Experts 17

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Using this process, we may offer the debt securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the debt securities we may offer.  Each time we use this prospectus to offer the debt securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering.  The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus.  Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

HALLIBURTON COMPANY

Halliburton Company is one of the world’s largest oilfield services companies. We provide a comprehensive range of discrete and integrated products and services for the exploration, development and production of oil and gas to major, national and independent oil and gas companies throughout the world.  We operate under two divisions, which form the basis for our two operating segments:  the Completion and Production segment and the Drilling and Evaluation segment.

In this prospectus, we refer to Halliburton Company, its wholly owned and majority owned subsidiaries and its ownership interests in equity affiliates as “Halliburton,” “we” or “us,” unless we specifically state otherwise or the context indicates otherwise.

We are a Delaware corporation.  The address of our principal executive offices and our telephone number at that location is:

Halliburton Company
5 Houston Center
1401 McKinney, Suite 2400
Houston, Texas 77010
(713) 759-2600

Our internet web site address is www.halliburton.com.  Information contained on or accessible from our web site or any other web site is not incorporated into this prospectus and does not constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Halliburton files annual, quarterly and current reports, proxy statements and other information with the SEC.  You can read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that contains information Halliburton has filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov.  You can also obtain information about Halliburton at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement we have filed with the SEC relating to the debt securities we may offer.  As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC.  You may refer to the registration statement, exhibits and schedules for more information about us and the debt securities.  The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.

The SEC allows us to “incorporate by reference” the information Halliburton has filed with it, which means that we can disclose important information to you by referring you to those documents.  The information we incorporate by reference is an important part of this prospectus, and later information that Halliburton files with the SEC will automatically update and supersede this information.  We incorporate by reference Halliburton’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on February 22, 2008, and any future filings Halliburton makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), until the termination of this offering.  You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Halliburton Company
Investor Relations
1401 McKinney, Suite 2400
Houston, Texas  77010
Telephone:  (713) 759-2600

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement.  We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, the prospectus supplement or any pricing supplement.  We have not authorized anyone to provide you with different information.  We are not making an offer of the securities in any jurisdiction where the offer is not permitted.  You should assume that the information in this prospectus, the prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

FORWARD-LOOKING INFORMATION

This prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.  Forward-looking information is based on projections and estimates, not historical information.  You can identify our forward looking statements by the use words like “may,” “may not,” “believes,” “do not believe,” “expects,” “do not expect,” “anticipates,” “do not anticipate,” and other similar expressions that convey the uncertainty of future events or outcomes.

When considering these forward looking statements, you should keep in mind the risk factors and other cautionary statements contained in this prospectus, any prospectus supplement and the documents we incorporate by reference.

Forward-looking information involves risk and uncertainties and reflects our best judgment based on current information  Our forward-looking statements are not guarantees of future performance, and we caution you not to rely unduly on them.  We have based many of these forward-looking statements on expectations and assumptions about future events that may prove to be inaccurate.  While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.  In addition, other known and unknown risks and factors may affect the accuracy of our forward-looking information.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, the net proceeds from the sale of the debt securities will be used for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities.  Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

DESCRIPTION OF THE DEBT SECURITIES

We plan to issue the debt securities under an indenture dated as of October 17, 2003 between us and The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee (the “indenture”).  The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The debt securities to be issued will be our general unsecured obligations and will rank equally with all of our unsecured and unsubordinated debt.

We have summarized the provisions of the indenture below.  You should read the indenture for more details regarding the provisions described below and for other provisions that may be important to you.  We have filed the indenture with the SEC as an exhibit to the registration statement, and we will include any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information.”

The definitions of capitalized terms used in this section without definition are set forth below under “—Definitions.”  In this description, the word “Halliburton,” “we” or “us” means only Halliburton Company and not any of its subsidiaries.

General

The indenture does not contain any financial covenants.  In addition, we are not restricted under the indenture from paying dividends or issuing or repurchasing our securities.  The indenture will not restrict our ability to incur additional indebtedness in the future.

Other than the restrictions contained in the indenture on liens and sale/leaseback transactions described below under “—Covenants,” the indenture does not contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control.  The indenture also does not contain provisions that give holders the right to require us to repurchase their securities in the event of a decline in our credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

We may issue the debt securities of any series in definitive form or as a book-entry security in the form of a global security registered in the name of a depositary we designate.

We may issue the debt securities in one or more series with various maturities.  They may be sold at par, at a premium or with a discount, which may be substantial, below their stated principal amount.  These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates.  If we sell these types of debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations relating to that series of debt securities.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering.  These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments and the manner in which such payments will be made;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any provisions that would require the redemption, purchase or repayment of debt securities;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000;

•
whether payments on the debt securities will be payable in foreign currency or currency units or another form, whether payments will be payable by reference to any index or formula and whether we or the holders of such series of debt securities may elect to receive payments in other currencies;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•
any additional means of satisfaction and discharge of the debt securities, any additional conditions or limitations to discharge with respect to the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants contained in the indenture and as described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•
any terms for the conversion or exchange of the debt securities for other securities of Halliburton or any other entity and whether such conversion or exchange will be at the election of the holder or Halliburton or will occur upon the occurrence of any event; and

•	any other terms of the debt securities not inconsistent with the indenture.

If we sell any debt securities for any foreign currency or currency unit or if payments on any debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Covenants

Under the indenture, there are no covenants restricting our ability to incur additional debt, issue additional securities, maintain any asset ratios or create or maintain any reserves.  However, the indenture does contain other covenants for your protection, including those described below.

We are required to deliver to the trustee, within 120 days after the end of each fiscal year, a statement signed by an officer complying with the applicable provisions of the Trust Indenture Act and stating that we have complied with every covenant contained in the indenture and are not in default in the performance or observance of any terms of the indenture.

The covenants summarized below will apply to the debt securities (unless waived or amended) as long as the debt securities are outstanding.

Restrictions on Secured Debt

Except as provided below, we will not, and will not cause, suffer or permit any of our Restricted Subsidiaries to, create, incur or assume any Secured Debt without equally and ratably securing the debt securities. In that circumstance, we must also equally and ratably secure any of our other indebtedness or any indebtedness of such Restricted Subsidiary then similarly entitled for so long as such other indebtedness is secured.  However, the foregoing restrictions will not apply to:

•	specified purchase money mortgages;

•	specified mortgages to finance construction on unimproved property;

•	mortgages existing on property at the time of its acquisition by us or a Restricted Subsidiary;

•	mortgages existing on the property or on the outstanding shares or indebtedness of a corporation at the time it becomes a Restricted Subsidiary;

•	mortgages on property of a corporation existing at the time the corporation is merged or consolidated with us or a Restricted Subsidiary;

•
mortgages in favor of governmental bodies to secure payments pursuant to any contract or statute or to secure indebtedness for the purpose of financing the purchase or construction of the property subject to the mortgages; or

•
extensions, renewals or replacement of the foregoing; provided that their extension, renewal or replacement must secure the same property and does not create Secured Debt in excess of the principal amount then outstanding.

We and any Restricted Subsidiaries may create, incur or assume Secured Debt not otherwise permitted or excepted without equally and ratably securing the debt securities if the sum of:

•	the amount of the Secured Debt (not including Secured Debt permitted under the foregoing exceptions), plus

•
the aggregate value of Sale and Leaseback Transactions in existence at the time (not  including Sale and Leaseback Transactions the proceeds of which are or will be applied to the retirement of the debt securities or other funded indebtedness of us and our Restricted Subsidiaries as described below), does not at the time exceed 5% of Consolidated Net Tangible Assets.

Limitations on Sale and Leaseback Transactions

The indenture prohibits Sale and Leaseback Transactions unless:

•
Halliburton or the Restricted Subsidiary owning the Principal Property would be entitled to incur Secured Debt equal to the amount realizable upon the sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the debt securities; or

•
Halliburton or a Restricted Subsidiary apply an amount equal to the value of the property so leased to the retirement (other than mandatory retirement), within 120 days of the effective date of any such arrangement, of indebtedness for money borrowed by Halliburton or any Restricted Subsidiary (other than such indebtedness owned by Halliburton or any Restricted Subsidiary) which was recorded as funded debt as of the date of its creation and which, in the case of such indebtedness of Halliburton, is not subordinate and junior in right of payment to the prior payment of the debt securities.

Provided, however, that the amount to be so applied to the retirement of such indebtedness shall be reduced by:

•	the aggregate principal amount of any debt securities delivered within 120 days of the effective date of any such arrangement to the trustee for retirement and cancellation; and

•	the aggregate principal amount of such indebtedness (other than the debt securities) retired by Halliburton or a Restricted Subsidiary within 120 days of the effective date of such arrangement.

Unless a Principal Property is designated by our Board of Directors, the limitation on Sale and Leaseback Transactions will not limit or prohibit any Sale and Leaseback Transactions by Halliburton or a Restricted Subsidiary.

Restrictions on Consolidation, Merger, Sale or Conveyance

Halliburton will not, in any transaction or series of transactions, consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all its assets to, any person, unless:

(1)
either (a) Halliburton shall be the continuing person or (b) the person (if other than Halliburton) formed by such consolidation or into which Halliburton is merged, or to which such sale, lease, conveyance, transfer or other disposition shall be made is organized and validly existing under the laws of the United States, any political subdivision thereof or any State of the United States or the District of Columbia and the successor company (if not Halliburton) will expressly assume, by supplemental indenture, the due and punctual payment of the principal of, premium (if any) and interest on the debt securities and the performance of all the obligations of Halliburton under the debt securities and the indenture;

(2)
immediately after giving effect to such transaction or series of transactions, no default or event of default (as described below) shall have occurred and be continuing or would result from the transaction; and

(3)	Halliburton delivers to the trustee the certificates and opinions required by the indenture.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more subsidiaries of Halliburton, which properties and assets, if held by Halliburton instead of such subsidiaries, would constitute all or substantially all of the properties and assets of Halliburton on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of Halliburton.

The successor company will succeed to, and be substituted for, and may exercise every right and power of, Halliburton under the indenture. In the case of a sale, conveyance, transfer or other disposition (other than a lease) of all or substantially all its assets, Halliburton will be released from all of the obligations under the indenture and the debt securities.

If any Principal Property becomes subject to any mortgage, security interest, pledge, lien or security interest not permitted under “—Restrictions on Secured Debt” upon any such consolidation with or merger with or into, or upon any such sale, conveyance, or lease or upon the acquisition by us of the properties of another corporation, the principal and interest payments on the debt securities will be secured by a direct lien on such Principal Property.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person.

Events of Default

The following are events of default under the indenture:

•	failure to pay any interest or additional interest amounts, if any, when due, continues for 30 days;

•	failure to pay principal or premium, if any, or to deposit sinking fund payments, if any, when due;

•
breach or failure to perform any other covenant or agreement in the indenture applicable to the debt securities of any series (other than any agreement or covenant that has been included in the indenture and any other supplement thereto solely for the benefit of other series of debt securities issued under the indenture and any other supplement thereto), which continues for 60 days after written notice of such failure by the trustee or the holders of at least 25% in aggregate principal amount of all affected debt securities then outstanding;

•
failure to make any payment at maturity on any indebtedness, upon redemption or otherwise, in the aggregate principal amount of $125.0 million or more, after the expiration of any applicable grace period, and such amount has not been paid or discharged within 30 days after notice is given in accordance with the terms of such indebtedness;

•
the acceleration of any indebtedness in the aggregate principal amount of $125.0 million or more so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such acceleration is not rescinded within 30 days after notice is given in accordance with the terms of such indebtedness; and

•	specific events relating to our bankruptcy, insolvency or reorganization, whether voluntary or not.

A default under one series of debt securities will not necessarily be a default under any other series of debt securities issued under the indenture.

If any event of default occurs for any series of debt securities and continues for the required amount of time, the trustee or the holders of not less than 25% of the principal amount of the then-outstanding debt securities of that series (or, if the event of default is due to the breach or failure to perform certain covenants or agreements in the indenture, 25% in principal amount of all debt securities issued under the indenture and any supplement thereto that are affected, voting as one class) may declare the debt securities of that series due and payable, together with all accrued and unpaid interest, if any, immediately by giving notice in writing to us (and to the trustee, if given by the holders). Notwithstanding the preceding, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization with respect to Halliburton, all outstanding debt securities of that series will become due and payable without further action or notice. The holders of a majority in principal amount of the then outstanding debt securities of that series (or, if the event of default is due to the breach or failure to perform certain covenants or agreements in the indenture, of all securities issued under the base indenture and any supplement thereto that are affected, voting as one class), may rescind the declaration under circumstances specified in the indenture.

No holder of a debt security then outstanding may institute any suit, action or proceeding with respect to, or otherwise attempt to enforce, the indenture, unless:

•	the holder has given to the trustee written notice of the occurrence and continuance of a default for the debt securities of that series;

•
the holders of at least 25% in principal amount of the then-outstanding debt securities of that series  have made a written request to the trustee to institute the suit, action or proceeding and have offered to the trustee the reasonable indemnity it may require; and

•
the trustee for 60 days after its receipt of the notice, request and offer of indemnity has neglected or refused to institute the requested action, suit or proceeding, and during that 60 day period the holders of a majority in principal amount of the then-outstanding debt securities of that series do not give the trustee a direction inconsistent with the request.

The right of each holder of debt security to receive payment of the principal of, premium, if any, or interest on a debt security on or after the respective due dates and the right to institute suit for enforcement of any payment obligation may not be impaired or affected without the consent of that holder.

The holders of a majority in aggregate principal amount of the then-outstanding debt securities of a series that are affected, voting as a class (or, in some cases, all the then-outstanding debt securities issued under the indenture and any supplement thereto that are affected, voting as a class), may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on the trustee if that direction is not in conflict with applicable law and would not involve the trustee in personal liability.

Satisfaction and Discharge

The indenture provides that the trustee will execute proper instruments acknowledging the satisfaction and discharge of the indenture with respect to debt securities of any series when:

•	all outstanding debt securities of such series have been delivered to the trustee for cancellation; or

•
all outstanding debt securities of such series not delivered to the trustee for cancellation have (1) become due and payable; (2) will become due and payable at their stated maturity within one year; or (3) are to be called for redemption within one year under arrangements satisfactory to the trustee for giving of notice of redemption by the trustee in our name and at our expense.

In the case of satisfaction and discharge of debt securities not delivered to the trustee for cancellation, we must (1) deposit funds, government securities or a combination thereof with the trustee sufficient to make payments on the series of debt securities on the dates those payments are due and payable or (2) fulfill such other means of satisfaction and discharge specified in the supplemental indenture to such series of debt securities.

We must also pay all other sums due under the indenture and provide an officers’ certificate and an opinion of counsel as described in the indenture.

Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If, among other things, funds or government securities (or any combination thereof) are deposited with the trustee sufficient to make payments on the debt securities of any series on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•
we will no longer have any obligation to comply with the restrictive covenants, the merger covenant and other specified covenants under the indenture, and the related events of default will no longer apply (“covenant defeasance”).

If the debt securities of any series are defeased, the holders of the debt securities of that series will not be entitled to the benefits of the indenture, except for obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities of that series will also survive.

We will be required to deliver to the trustee an opinion of counsel or a tax ruling that the deposit and related defeasance would not cause the holders of the debt securities of any affected series to recognize income, gain or loss for U.S. federal income tax purposes and that holders will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Modifications

We and the trustee may amend or supplement the indenture if holders of a majority in principal amount of all other series of debt securities issued under the base indenture and any other supplement thereto that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of each holder of a debt security, however, no modification may:

•	reduce the percentage stated above of the holders who must consent to an amendment or supplement to or waiver of the indenture;

•	reduce the rate or change the time of payment of interest, including default interest, on any debt security;

•	change the stated maturity of the principal of any debt security;

•	reduce the amount of the principal of, premium, if any, or mandatory sinking fund payment, if any, on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the time at which any debt security may be redeemed;

•	change any obligation to pay additional amounts;

•	change the coin or currency in which principal, premium, if any, interest and additional amounts are payable to the holder;

•	impair or affect the right to institute suit for the enforcement of any payment of principal of, premium, if any, or interest on or additional amounts with respect to any debt security;

•	make any change in the percentage of principal amount of debt securities necessary to waive compliance with specified provisions of the indenture; or

•	waive a continuing default or event of default in payment of principal, premium, if any, or interest on or any additional amounts with respect to the debt securities.

From time to time, we and the trustee may enter into supplemental indentures without the consent of the holders of any debt security to, among other things:

•	cure any ambiguity, omission, defect or any inconsistency in the indenture;

•	evidence the assumption by a successor entity of our obligations under the indenture;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for the issuance of bearer securities;

•	secure the debt securities or add guarantees of or additional obligors on, the debt securities;

•	comply with any requirement in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	add covenants or new events of default for the protection of the holders of the debt securities;

•
amend the indenture in any other manner that we may deem necessary or desirable and that will not adversely affect the interests of the holders of outstanding debt securities of any series of debt securities; or

•	evidence the acceptance of appointment by a successor trustee.

Governing Law

The indenture is and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Definitions

“Consolidated Net Tangible Asset” means the aggregate amount of assets included on a consolidated balance sheet of Halliburton and its Restricted Subsidiaries, less:

•	applicable reserves and other properly deductible items;

•	all current liabilities; and

•	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles;

all in accordance with generally accepted accounting principles consistently applied.

“Principal Property” means any real property, manufacturing plant, warehouse, office building or other physical facility, or any item of marine, transportation or construction equipment or other like depreciable assets of Halliburton or of any Restricted Subsidiary, whether owned at or acquired after the date of the indenture, other than any pollution control facility, that in the opinion of our Board of Directors is of material importance to the total business conducted by us and our Restricted Subsidiaries as a whole.

“Restricted Subsidiary” means:

•
any Subsidiary of ours existing at the date of the indenture the principal assets and business of which are located in the United States, except Subsidiaries the principal business of which consists of providing sales and acquisition financing of our and our Subsidiaries’ products or owning, leasing, dealing in or developing real estate or other Subsidiaries so designated;

•	and any other Subsidiary we designate as a Restricted Subsidiary;

provided, however, we may not designate any Subsidiary as a Restricted Subsidiary if such designation would cause us to breach any covenant or agreement in the indenture, assuming that any Secured Debt of such Subsidiary was incurred at the time of such designation and that any Sale and Leaseback Transaction to which the Subsidiary is then a party was entered into at the time of such designation.

“Sale and Leaseback Transaction” means the sale or transfer by Halliburton or a Restricted Subsidiary (other than to Halliburton or any one or more of our Restricted Subsidiaries, or both) of any Principal Property owned by it that has been in full operation for more than 120 days prior to the sale or transfer with the intention of taking back a lease on such property, other than a lease not exceeding 36 months, and where the use by Halliburton or the Restricted Subsidiary of the property will be discontinued on or before the expiration of the term of the lease.

“Secured Debt” means indebtedness (other than indebtedness among Halliburton and Restricted Subsidiaries) for money borrowed by Halliburton or a Restricted Subsidiary, or any other indebtedness of Halliburton or a Restricted Subsidiary on which interest is paid or payable, which in any case is secured by:

•	a mortgage or other lien on any Principal Property of Halliburton or a Restricted Subsidiary; or

•	a pledge, lien or other security interest on any shares of stock or indebtedness of a Restricted Subsidiary.

“Subsidiary” of any person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses  (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such person, (2) such person and one or more Subsidiaries of such person or (3) one or more Subsidiaries of such person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of Halliburton. As used herein, “Capital Stock” of any person means any and all shares (including ordinary shares or American Depositary Shares), interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) of capital stock or other equity participations of such person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

PLAN OF DISTRIBUTION

We may sell the debt securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of the debt securities, the underwriters will acquire the debt securities for their own account. The underwriters may resell the debt securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the debt securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to conditions, and the underwriters will be obligated to purchase all the debt securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the debt securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of the debt securities, we will sell such securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the debt securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.  We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the debt securities directly. In that event, no underwriters or agents would be involved. We may also sell the debt securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the debt securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the debt securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the offered debt securities and other matters in connection with any offering of the debt securities will be passed upon for us by Baker Botts L.L.P., Houston, Texas, our outside counsel.  If the debt securities are being distributed through underwriters or agents, the underwriters or agents will be advised about legal matters relating to any offering by their own legal counsel, which will be named in the related prospectus supplement.

EXPERTS

The consolidated financial statements and financial statement schedule of Halliburton Company as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.  The audit report covering the December 31, 2007 consolidated financial statements, refers to a change in the method of accounting for income taxes as of January 1, 2007, accounting for stock-based compensation plans as of January 1, 2006, and accounting for defined benefit and other postretirement plans as of December 31, 2006.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth expenses payable by Halliburton in connection with the issuance and distribution of the securities being registered.  All the amounts shown are estimates.

SEC registration fee	$ *
Printing expenses.	50,000
Legal fees and expenses	100,000
Accounting fees and expenses	100,000
Fees and expenses of trustee and counsel	25,000
Rating agency fees	500,000
Miscellaneous	125,000
Total *	$900,000

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and are not estimable at this time.

Item 15.  Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware, or DGCL, provides that a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees, and agents or persons who are or were serving at the request of the corporation as directors, officers, employees or agents of another entity. Indemnification is allowed in connection with threatened, pending, or completed actions, suits, or proceedings, whether civil, criminal, administrative, or investigative, other than an action by or in right of the corporation, brought against them by reason of the fact that they were or are directors, officers, employees, or agents, for expenses, judgments and fines, and amounts paid in settlement actually and reasonably incurred in any action, suit, or proceeding if: (1) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Article X of Halliburton’s restated certificate of incorporation together with Section 33 of its by-laws provide for mandatory indemnification of each person who is or was made a party to any actual or threatened civil, criminal, administrative, or investigative action, suit, or proceeding because:

•	the person is or was an officer or director of the registrant; or

•	is a person who is or was serving at the request of Halliburton as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise,

to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of Halliburton’s restated certificate of incorporation and the by-laws were adopted or as each may be amended.

Section 33 of Halliburton’s by-laws and Article X of its restated certificate of incorporation expressly provide that they are not the exclusive methods of indemnification.

Section 145 of the DGCL provides that a Delaware corporation has the power to purchase and maintain insurance on behalf of its directors, officers, employees or agents against liabilities asserted against such person in his or her capacity or arising out of his or her status as a director, officer, employee or agent of the company.  A Delaware corporation has this power whether or not the corporation has the power to indemnify such person against the liability under Section 145 of the DGCL.

Section 33 of the by-laws provides that Halliburton may maintain insurance, at its own expense, to protect itself and any director or officer of Halliburton or of another entity against any expense, liability, or loss. This insurance coverage may be maintained regardless of whether Halliburton would have the power to indemnify the person against the expense, liability, or loss under the DGCL.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, that provision shall not eliminate or limit the liability of a director:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL, relating to liability for unlawful acquisitions or redemptions of, or payment of dividends on, capital stock; or

•	for any transaction from which the director derived an improper personal benefit.

Article XV of Halliburton’s restated certificate of incorporation contains this type of provision.

The foregoing statements are subject to the detailed provisions of Sections 145 and 102 of the DGCL and Halliburton’s restated certificate of incorporation and by-laws.

Item 16.  Exhibits*

Exhibit No.		Description
4.1†	—
Indenture dated as of October 17, 2003 between Halliburton and The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank), as Trustee (incorporated by reference to Exhibit 4.1 to Halliburton’s Form 10-Q for the quarter ended September 30, 2003, File No. 001-03492).

5.1	—	Opinion of Baker Botts L.L.P.
12.1†	—	Statement of computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.1 to Halliburton’s Form 10-K for the year ended December 31, 2007, File No. 001-03492).
23.1	—	Consent of KPMG LLP.
23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1	—	Power of Attorney.
25.1	—	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee on Form T-1.

† Incorporated by reference as indicated.

_________________

*
Halliburton will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the debt securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, (iii) any additional required opinions of counsel (and consents thereto) with respect to legality of the debt securities offered hereby and (iv) any required opinion of counsel to Halliburton (and consent thereto) as to certain tax matters relative to the debt securities offered hereby.

Item 17.  Undertakings

(a)          The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and 1(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)
Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby further undertake that, for purposes of determining any liability under the Securities Act, each filing of a Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(e)
That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 22, 2008.

halliburton company

By:       /s/ David J. Lesar
Name:     David J. Lesar
Title:   Chairman of the Board, President and
       Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 22, 2008.

SIGNATURE	TITLE
/s/ David J. Lesar David J. Lesar	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Mark A. McCollum Mark A. McCollum	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Evelyn M. Angelle	Vice President and Corporate Controller
Evelyn M. Angelle	(Principal Accounting Officer)

* Kathleen M. Bader	Director

* Alan M. Bennett	Director

* James R. Boyd	Director

* Milton Carroll	Director

* Robert L. Crandall	Director

* Kenneth T. Derr	Director

* S. Malcolm Gillis	Director

* W. R. Howell	Director

* J. Landis Martin	Director

* Jay A. Precourt	Director

* Debra L. Reed	Director

*By: /s/ Albert O. Cornelison, Jr. Albert O. Cornelison, Jr. Attorney-in-Fact

[Missing Graphic Reference]
ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 www.bakerbotts.com	AUSTIN BEIJING DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK RIYADH WASHINGTON

Exhibit 5.1

February 22, 2008

Halliburton Company
1401 McKinney, Suite 2400
Houston, TX  77010

Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) proposed to be filed by Halliburton Company, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act of unsecured debt securities of the Company (“Debt Securities”) that may be issued pursuant to the Indenture (the “Indenture”) dated as of October 17, 2003 between the Company and The Bank of New York Trust Company, N. A. (as successor to JPMorgan Chase Bank), as trustee (the “Trustee”), and sold by the Company from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with the Debt Securities are being passed upon for the Company by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in connection with the matters referred to above, we have examined originals, or copies certified or otherwise identified, of the Restated Certificate of Incorporation and Bylaws of the Company, each as amended to date, the Indenture, corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.  In giving this opinion, we have relied on certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates and we have assumed, without independent investigation, that all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies of original documents conform to the original documents and all these original documents are authentic, and all information submitted to us was accurate and complete.  In addition, we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee.

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective automatically upon filing under the Act; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby; (iii) all Debt Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;  and (iv) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Debt Securities to be issued under the Indenture, when (i) the Company and its Board of Directors have taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters, and such Debt Securities do not include any provision that is unenforceable, (ii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company and its Board of Directors upon payment of the consideration therefor provided for therein, such Debt Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company, except as the enforceability thereof is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing.

The opinion set forth above is limited in all respects to (1) matters of the contract laws of the State of New York, (2) the General Corporation Law of the State of Delaware, which includes the statutory provisions and also all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, and (3) applicable federal law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and any related 462(b) Registration Statement and to the reference to us under “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

BAKER BOTTS L.L.P.

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Halliburton Company:

We consent to the incorporation by reference in the registration statement on Form S-3 of Halliburton Company of our reports dated February 20, 2008, with respect to the consolidated balance sheets of Halliburton Company as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 Annual Report on Form 10-K of Halliburton Company.

Our reports on the financial statements referred to above, refer to a change in the method of accounting for income taxes as of January 1, 2007, accounting for stock-based compensation plans as of January 1, 2006, and accounting for defined benefit and other postretirement plans as of December 31, 2006.

Houston, TX
February 20, 2008

EXHIBIT 24.1

POWER OF ATTORNEY

WHEREAS, Halliburton Company, a Delaware corporation (the “Company”), intends to file with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), a Registration Statement on Form S-3, including a prospectus, with such amendment or amendments thereto, whether pre-effective or post-effective, in each case as may be necessary or appropriate, together with any and all exhibits and other documents having relation to said Registration Statement (collectively, the “Registration Statement”);

NOW, THEREFORE, each of the undersigned, in his or her capacity as a director of Company, does hereby appoint Albert O. Cornelison, Jr. and Sherry D. Williams, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents with power to act and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in his or her capacity as a director of the Company, the Registration Statement and all instruments necessary or incidental in connection therewith, with such amendment or amendments thereto in each case as said attorneys-in-fact and agents or any of them shall deem necessary or appropriate, together with any and all exhibits and other documents relating thereto as said attorneys-in-fact and agents or any of them shall deem necessary or appropriate or incidental in connection therewith, and to file the same or cause the same to be filed with the Commission. Said attorneys-in-fact and agents shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done to the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, each of the undersigned hereby ratifying and approving the acts of said attorneys-in-fact and agents or any of them or their substitutes.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument on this 22nd day of February, 2008.

SIGNATURE
s/ Kathleen M. Bader Kathleen M. Bader	/s/ S. Malcolm Gillis S. Malcolm Gillis

/s/ Alan M. Bennett Alan M. Bennett	/s/ W. R. Howell W. R. Howell

/s/ James R. Boyd James R. Boyd	/s/ J. Landis Martin J. Landis Martin

/s/ Milton Carroll Milton Carroll	/s/ Jay A. Precourt Jay A. Precourt

/s/ Robert L. Crandall Robert L. Crandall	/s/ Debra L. Reed Debra L. Reed

/s/ Kenneth T. Derr Kenneth T. Derr

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

FORM T-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           |__|
___________________________

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)
___________________________

The Bank of New York Trust Company, N.A.
700 South Flower Street, Suite 500
Los Angeles, California 90017
Attn: The Bank of New York Trust Company, N.A.
213-630-6205
(Name, address and telephone number of agent for service)

___________________________

HALLIBURTON COMPANY

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2677995 (I.R.S. employer identification no.)
5 Houston Center 1401 McKinney, Suite 2400 Houston, TX (Address of principal executive offices)	77010 (Zip Code)
___________________________
Debt Securities

    1.            General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe eachsuch affiliation.

None.

3-15.                       Not applicable.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas, on the 22nd day of February, 2008.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By: _/s/ Julie Hoffman-Ramos
Name: Julie Hoffman-Ramos
                                          Title:   Assistant Treasurer

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of HALLIBURTON COMPANY, The Bank of New York Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK TRUST
COMPANY, N.A.

By:_/s/ Julie Hoffman-Ramos
Julie Hoffman-Ramos
Assistant Treasurer

Houston, Texas
February 22, 2008

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